Exhibit 99.3

CERTIFICATE OF FORMATION
for
FORD MOTOR CREDIT COMPANY LLC

1.	The name of the limited liability company is FORD MOTOR CREDIT COMPANY LLC.

2.
The address of its registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.
Ford Motor Credit Company LLC was formed as the result of a conversion of Ford Motor Credit Company, a Delaware corporation, pursuant to Section 18-214 of the Delaware Limited Liability Company Act. Ford Motor Credit Company LLC constitutes the continuation of the existence of the converted entity in the form of a Delaware limited liability company.

4.	This Certificate of Formation will be effective on May 1, 2007.

Dated: April 20, 2007.

/s/ Susan J. Thomas
Susan J. Thomas
Authorized Person